EXHIBIT 11
                      METROMEDIA INTERNATIONAL GROUP, INC.
                       Computation of Earnings Per Share
                    (in thousands, except per share amounts)

                                                         Three Months Ended
                                                      --------------------------
                                                     September 30, September 30,
                                                         1996          1995
                                                     ------------- -------------
Loss Per Share - Primary
  Loss from continuing operations before
     discontinued operations and
     extraordinary item                                $(22,050)     $(16,146)
  Discontinued operations                               (16,305)         --
  Extraordinary item                                     (4,505)         --
                                                       --------      --------
  Net loss available for Common
   Stock and Common Stock equivalents                  $(42,860)     $(16,146)
                                                       ========      ========
Common Stock and Common Stock Equivalents (A)
  Weighted average common shares outstanding
     during the period                                   65,482        20,952
                                                       ========      ========
Loss Per Share - Primary
  Continuing operations                                $  (0.34)     $  (0.77)
  Discontinued operations                                 (0.25)         --
  Extraordinary item                                      (0.07)         --
                                                       --------      --------

  Net Loss                                             $  (0.66)     $  (0.77)
                                                       ========      ========

Loss Per Share - Assuming Full Dilution                $ n/a (B)     $ n/a (B)
                                                       ========      ========

                                                          Nine Months Ended
                                                    ----------------------------
                                                    September 30,  September 30,
                                                        1996           1995
                                                    ------------   -------------
Loss Per Share - Primary
  Loss from continuing operations before
     discontinued operations and
     extraordinary item                               $(60,041)      $(53,226)
  Discontinued operations                              (16,305)          --
  Extraordinary item                                    (4,505)          --
                                                      --------       --------
  Net loss available for Common
   Stock and Common Stock equivalents                 $(80,851)      $(53,226)
                                                      --------       --------
Common Stock and Common Stock Equivalents (A)
  Weighted average common shares outstanding
     during the period                                  50,311         20,944
                                                      --------       --------
Loss Per Share - Primary
  Continuing operations                               $  (1.19)      $  (2.54)
  Discontinued operations                                (0.32)          --
  Extraordinary item                                     (0.09)          --
                                                      --------       --------

  Net Loss                                            $ (00.60)      $  (2.54)
                                                      ========       ========

Loss Per Share - Assuming Full Dilution               $ n/a (B)      $ n/a (B)
                                                      ========       ========

(A)- Common stock equivalents are not included in primary loss per share in the Three and Nine Months Ended September 30, 1996 and 1995 because they would be anti-dilutive.

(B)- Fully diluted loss per share is not used in the Three and Nine Months Ended September 30, 1996 and 1995 because it is less than primary loss per share.